CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               I.C.H. CORPORATION

                    -----------------------------------------

                         Pursuant to Section 242 and 303
                         of the General Corporation Law
                            of the State of Delaware
                   ------------------------------------------

      The undersigned corporation, in order to amend its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

      FIRST:      The name of the corporation is I.C.H. Corporation.

      SECOND:     The corporation hereby amends its Amended and Restated
Certificate of Incorporation as follows:

      Subparagraph A of Paragraph SIXTH of the Amended and Restated Certificate of Incorporation, relating to the number of directors of the corporation, is hereby amended to read its entirety as follows:

      "SIXTH: A. The board of directors shall be comprised of no less than four
      (4) members and no more than nine (9) members. The directors shall be divided into two classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders following such classification ("Class 1 Directors") and the term of office of the second class to expire at the second annual meeting of stockholders following such classification ("Class 2 Directors"). At each annual meeting of stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election."

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      THIRD: This Amendment to the Amended and Restated Certificate of
Incorporation is being effected pursuant to Sections 242 and 303 of the Delaware General Corporation Law and pursuant to an Order of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, dated January 15, 1998.

      Provision for the making of this Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is contained in the First Amended Joint Plan of Reorganization of I.C.H. Corporation, f/k/a Southwestern Life Corporation, f/k/a I.C.H. Corporation, SWL Holding Corporation, f/k/a Life Interests Corporation and Care Financial Corporation, f/k/a Health Interests Corporation, Case Nos. 395-36351 (Chapter 11), 395-36352 (Chapter 11) and 395-36354 (Chapter 11), respectively, under Chapter 11 of the United States Bankruptcy Code, as confirmed by an order of the United States Bankruptcy Court for the Northern District of Texas. The bankruptcy petition was filed on October 10, 1995; the confirmation date was January 31, 1997 with an effective date of February 19, 1997.

            IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 20th day of January, 1998.


                                          /s/ James R. Arabia
                                          ------------------------
                                          James R. Arabia
                                          President

ATTEST:

/s/ Michael D. Dunn
-----------------------
Michael D. Dunn
Secretary